Exhibit 3.3

Final Form

CERTIFICATE OF DESIGNATIONS OF

SERIES A PREFERRED STOCK

OF EQUITRANS MIDSTREAM CORPORATION

Pursuant to Section 1522 of the Pennsylvania Business Corporation Law (the “Pennsylvania BCL”):

EQUITRANS MIDSTREAM CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, certifies that pursuant to the authority contained in Article Fifth of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), and in accordance with the provisions of Section 1522 of the Pennsylvania BCL, the Board of Directors duly approved and adopted on February 26, 2020 the following resolution, which resolution remains in full force and effect on the date hereof, and that the aggregate number of shares of such class or series established and designated by such resolution, all prior statements, if any, filed under Section 1522 of the Pennsylvania BCL or corresponding provisions of prior law with respect thereto and any other provision of the Articles of Incorporation is [●] shares:

RESOLVED, that pursuant to the provisions of the Articles of Incorporation of the Company (which authorize 50,000,000 shares of preferred stock, without par value), and the authority thereby vested in the Board of Directors, a series of preferred stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Articles of Incorporation and herein:

SECTION 1 Designation and Amount; Ranking.

(a) There shall be created from the 50,000,000 shares of preferred stock, no par value, of the Company authorized to be issued pursuant to the Articles of Incorporation, a series of preferred stock, designated as the “Series A Perpetual Convertible Preferred Shares,” no par value (the “Series A Preferred Stock”), and the authorized number of shares of Series A Preferred Stock shall be [●] shares. Shares of the Series A Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into shares of Common Stock, shall be cancelled, shall revert to authorized but unissued shares of preferred stock of the Company undesignated as to series.

(b) The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior in all respects to all Junior Stock; (ii) on a parity in all respects with all Parity Stock; and (iii) junior in all respects to all Senior Stock, in each case as provided more fully herein.

SECTION 2 Definitions.

As used herein, the following terms shall have the following meanings:

“Accrued Dividends” shall mean, with respect to any share of Series A Preferred Stock, as of any date, the accrued and unpaid dividends on such share from, and including, the Issue Date to, but not including, such date (including for the avoidance of doubt, any Partial Period Dividends).

“Adjustment Date” shall have the meaning set forth in the definition of “Closing Sale Price.”

“Affiliate” shall mean with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise. Notwithstanding anything to the contrary provided herein, for purposes of this Certificate of Designations, no Holder shall be considered an Affiliate of the Company or its Subsidiaries, and no Holder or any of its Affiliates shall be considered Affiliates of any other Holder or any of such other Holder’s Affiliates, in either case, solely by virtue of such Holder’s ownership of shares of Series A Preferred Stock. Notwithstanding anything in this definition to the contrary, for purposes of this Certificate of Designations, (a) the Company and its Subsidiaries, on the one hand, and any Holder, on the other hand, shall not be considered Affiliates and (b) any fund or account managed, advised or subadvised, directly or indirectly, by a Holder or its Affiliates, shall be considered an Affiliate of such Holder. For the avoidance of doubt, EQT Corporation shall not be considered an Affiliate of the Company for purposes of this Certificate of Designations.

“Amended and Restated Bylaws” shall mean the Second Amended and Restated Bylaws of the Company.

“Articles of Incorporation” shall mean the Amended and Restated Articles of Incorporation of the Company, as modified by this Certificate of Designations, as further amended or restated in accordance with applicable law and this Certificate of Designations.

“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board Observer” shall have the meaning set forth in Section 4(k).

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the Commonwealth of Pennsylvania shall not be regarded as a Business Day.

“Cash Change of Control” shall mean the occurrence of a Change of Control that involves consideration payable to the Company, or in respect of the Company’s Common Stock, that is comprised of at least 90% cash.

“Cash Dividend Catch-Up” shall have the meaning set forth in Section 4(j).

“Cash Dividends” shall have the meaning set forth in Section 3(a).

“Certificated Series A Preferred Stock” shall have the meaning set forth in Section 10(b)(i).

“Change of Control” shall mean the occurrence of any of the following:

(i) any acquisition (including, without limitation, any merger, consolidation or business combination), the result of which is that any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), excluding any Person that is an Affiliate of the Company as of the Issue Date and immediately prior to such acquisition, becomes the beneficial owner, directly or indirectly, of 50% or more of the Voting Securities of the Company (measured by voting power rather than number of shares, units or the like) and such Voting Securities provide such Person or “group” the right to designate more than 50% of the members of the Board of Directors;

(ii) any sale, lease, transfer, conveyance or other disposition by the Company or its Subsidiaries, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person (other than a direct or indirect Subsidiary of the Company);

(iii) (a) any sale, lease, transfer, conveyance or other disposition by the Partnership or its Subsidiaries, in a single transaction or series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any other Person (other than a direct or indirect Subsidiary of the Company) or (b) the Company fails to own, directly or indirectly, all of the equity securities of the Partnership;

(iv) the Common Stock is no longer listed or admitted to trading on a National Securities Exchange; or

(v) more than half of the members of the Board of Directors, as of any time of determination, are not Continuing Directors;

provided, however, that notwithstanding anything to the contrary contained in this Certificate of Designations, a Company Restructuring Event shall not constitute a Change of Control.

“close of business” shall mean 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock shall mean, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined by the Board of Directors to be the fair market value of a share of Common Stock. If the Ex-Date for any distribution, the effective date for any subdivision, combination or reclassification or the Effective Date of any Pro Rata Repurchase (as used in this definition, the “Adjustment Date”) that requires (or, but for the second sentence of Section 6(e)(vii) or Section 6(f)(i), would have required) an adjustment to the Conversion Rate pursuant to Section 6(e) occurs on or after the first Trading Day in the 10 Trading Day period used to calculate “MP0” in the formula in Section 6(e)(vi), the Closing Sale Price for each Trading Day prior to such Adjustment Date shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required (or would have been required) to be adjusted pursuant to Section 6(e) as a result of such event.

“Common Stock” shall mean the common stock, no par value, of the Company.

“Company” shall mean Equitrans Midstream Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania.

“Company Restructuring Event” shall mean any merger, consolidation or other business combination of the Company with another Person immediately following which (a) the beneficial owners of Voting Securities of the Company as of immediately prior to the consummation of such Company Restructuring Event (i) beneficially own more than 50% of the Voting Securities of the surviving entity and (ii) have the right to designate (by ownership of Voting Securities) more than 50% of the surviving entity’s directors, (b) the common equity of such surviving entity remains listed or admitted to trading on a National Securities Exchange following such transaction and (c) either (i) the Series A Preferred Stock remains outstanding at the surviving entity or (ii) each Holder of Series A Preferred Stock has received a Substantially Equivalent Security of the surviving entity in respect of each share of its Series A Preferred Stock beneficially owned.

“Continuing Directors” means individuals who, on the Issue Date, constitute the members of the Board of Directors; provided that any individual becoming a member of the Board of Directors subsequent to the Issue Date whose election or nomination for election to the Board of Directors was approved by a vote of at least a majority of the Continuing Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be a Continuing Director.

“Conversion Date” shall mean the Optional Conversion Date, and the Forced Conversion Date, as applicable.

“Conversion Rate” shall mean the number of shares of Common Stock issuable upon the conversion of each share of Series A Preferred Stock, which shall be equal to (a) in all cases other than a Change of Control, the quotient of (i) the sum of (x) the Liquidation Preference plus (y) Accrued Dividends as of such date divided by (ii) the Issue Price (as such Conversion Rate may be adjusted as set forth in Section 6(e)); and (b) in the case of a Change of Control, the greater of (i) the amount set forth in clause (a) above and (ii) the quotient of (1) the sum of (A) (x) the Issue Price, multiplied by (y) 110%, plus (B) all Accrued

Dividends on such share of Series A Preferred Stock on such date, divided by (2) the VWAP of the shares of Common Stock for the 30-day period ending immediately prior to the execution of definitive documentation relating to the Change of Control (as such Conversion Rate may be adjusted as set forth in Section 6(e) or Section 8); provided, however, that for purposes of Section 8(c)(i), the Conversion Rate shall be the amount determined pursuant to clause (a) above.

“Dividend Adjustment Date” shall mean March 31, 2024.

“Dividend Payment Date” shall mean the date that is the earlier of (a) forty-five (45) days after the end of each fiscal quarter of the Company and (b) the payment date of dividends, if any, on any Parity Stock and Junior Stock. If the Company establishes an earlier Dividend Record Date for any dividend to be made by the Company on other capital stock in respect of any fiscal quarter, then the Dividend Record Date for shares of Series A Preferred Stock shall be such earlier Dividend Record Date.

“Dividend Rate” shall mean, as of the date of the determination, (a) for each fiscal quarter ending on or before the Dividend Adjustment Date, a rate per annum of 9.75% and (b) for each fiscal quarter ending after the Dividend Adjustment Date, a rate per annum equal to the sum of (i) Three-Month LIBOR as of the LIBOR Determination Date in respect of the applicable quarter and (ii) 8.15%, provided that the Dividend Rate per share of Series A Preferred Stock in this clause (b) shall not be less than 10.50% per annum. For the avoidance of doubt, the Dividend Rate set forth in clause (a) and (b) shall each be subject to any increase pursuant to Section 4(j).

“Dividend Record Date” shall mean, with respect to any fiscal quarter and applicable Dividend Payment Date, the record date (which shall be a Business Day) set by the Board of Directors for holders eligible to receive any dividend declared for such fiscal quarter.

“Dividend Trigger Event” shall mean the occurrence of a Dividend Payment Date on which the Company has failed to pay to the Holders the Cash Dividend in respect of the fiscal quarter corresponding to such Dividend Payment Date for any reason, regardless of whether such Cash Dividend was declared by the Board of Directors or whether there were sufficient funds legally available for payment of such Cash Dividend.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests.

“Ex-Date” shall mean, when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Forced Conversion Date” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice” shall have the meaning set forth in Section 6(b).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 6(b).

“Holder” and, unless the context requires otherwise, “holder” shall each mean a holder of record of a share of Series A Preferred Stock.

“Issue Date” shall mean the original date of issuance of the Series A Preferred Stock, which shall be the date on which this Certificate of Designations becomes effective with the Secretary of State of the Commonwealth of Pennsylvania.

“Issue Price” shall mean $19.99 per share of Series A Preferred Stock.

“Junior Stock” shall mean the Company’s common stock, no par value, and each other series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that the dividend rights and rights upon the liquidation, winding-up or dissolution of the Company for such series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Lead Investors” means, collectively, GSO Capital Partners LP, Magnetar Financial LLC and Blackrock, Inc.

“LIBOR Determination Date” shall mean the second London Banking Day prior to the beginning of the applicable fiscal quarter.

“Liquidation Preference” shall mean, with respect to each share of Series A Preferred Stock, the Issue Price.

“Market Value” shall mean the Average VWAP during a 10 consecutive Trading Day period ending on, and including, the Trading Day immediately prior to the date of determination. If the Ex-Date for any distribution, the effective date for any subdivision, combination or reclassification or the Effective Date of any Pro Rata Repurchase (as used in this definition, “Adjustment Date”) that requires (or, but for the second sentence of Section 6(e)(vii) or Section 6(f)(i), would have required) an adjustment to the Conversion Rate pursuant to Section 6(e) occurs on or after the first Trading Day in the 10 Trading Day period used to calculate Market Value for a date of determination, the VWAP for each Trading Day prior to such Adjustment Date shall be adjusted by multiplying such VWAP by the same fraction by which the Conversion Rate is so required (or would have been required) to be adjusted pursuant to Section 6(e) as a result of such event.

“MOIC Shares” shall have the meaning set forth in Section 8(c)(ii).

“MOIC Value” means a value per converted share of Series A Preferred Stock calculated as follows: (i) the number of MOIC Shares into which such share of Series A Preferred Stock will be converted, multiplied by (ii) the lesser of (x) 95% of the VWAP of the Common Stock for the 20-day period immediately preceding the consummation of such Change of Control and (y) the Closing Sale Price of one share of Common Stock on the Trading Day immediately preceding the date of the consummation of such Change of Control.

“National Securities Exchange” shall mean an exchange registered with the SEC under Section 6(a) of the Exchange Act.

“Notice of Issuance” shall have the meaning set forth in Section 4(e).

“Officer” shall mean the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Corporate Secretary or any Assistant Corporate Secretary of the Company.

“opening of business” shall mean 9:00 a.m. (New York City time).

“Optional Conversion Date” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice” shall have the meaning set forth in Section 6(a).

“Optional Conversion Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Date” shall have the meaning set forth in Section 7(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 7(c).

“Optional Redemption Price” shall have the meaning set forth in Section 7(b).

“Ownership Notice” shall mean a written notice containing the information required to be provided to registered owners of capital stock of the Company within a reasonable time after the issuance or transfer of uncertificated shares, which notice contains the information required to be set forth or stated on certificates pursuant to Section 1528 of the Pennsylvania BCL and, in the case of an issuance of shares of Series A Preferred Stock by the Company, in substantially the form attached hereto as Exhibit B.

“Parity Stock” shall mean any series of preferred stock established after the Issue Date by the Board of Directors in accordance with the Articles of Incorporation, the terms of which expressly provide that the dividend rights and rights upon the liquidation, winding-up or dissolution of the Company for such series will rank on a parity with the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Partial Period Dividends” shall mean, with respect to a conversion, redemption or liquidation of a share of Series A Preferred Stock, an amount equal to the (a)(i) Issue Price multiplied by (ii) the Dividend Rate multiplied by (b) a fraction, the numerator of which is the number of days elapsed in the fiscal quarter in which such conversion, redemption or liquidation occurs and the denominator of which is the total number of days in such fiscal quarter.

“Partnership” shall mean EQM Midstream Partners, LP, a Delaware limited partnership.

“Paying Agent” shall mean the Transfer Agent, acting in its capacity as paying agent for the Series A Preferred Stock, and its successors and assigns, or any other Person appointed to serve as paying agent by the Company.

“Pennsylvania BCL” shall have the meaning set forth in the recitals.

“Permitted Loan” shall mean any bona fide loans or other extensions of credit entered into by a Holder or any of its respective Affiliates with one or more financial institutions and secured by a pledge, hypothecation or other grant of security interest in shares of Series A Preferred Stock and/or related assets and/or cash, cash equivalents and/or letters of credit.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Preemptive Rights Holder” shall have the meaning set forth in Section 4(e).

“Pro Rata” shall mean, (a) when used with respect to the Series A Preferred Stock, apportioned among all Holders in accordance with the relative number or percentage of shares of Series A Preferred Stock held by each such Holder and (b) when used with respect to the Common Stock and the Series A Preferred Stock on an as-converted basis, apportioned among all holders of record in accordance with the relative number of shares of Common Stock that would be held by each if the shares of Series A Preferred Stock were converted to shares of Common Stock at the then-applicable Conversion Rate immediately prior to such determination.

“Pro Rata Repurchases” shall mean any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (a) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (b) any other tender offer available to substantially all holders of Common Stock, in the case of both (a) and (b), whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of capital stock, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, effected while the Series A Preferred Stock is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of a purchase with respect to any Pro Rata Repurchase.

“Restructuring Agreement” shall mean that certain Preferred Restructuring Agreement, dated as of February 26, 2020, by and among the Company, EQM Midstream Partners, LP, and the investors party thereto.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Stock” shall mean each series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that the dividend rights and rights upon the liquidation, winding-up or dissolution of the Company for such series will rank senior to the Series A Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the SEC covering resales of Transfer Restricted Securities by holders thereof.

“Subsidiary” shall mean, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests or more than 50% of the general partner interest of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substantially Equivalent Security” shall have the meaning set forth in Section 8(c)(ii).

“Three-Month LIBOR” shall mean, as of any LIBOR Determination Date, the London interbank offered rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three-months in amounts of at least $1,000,000, as that rate appears on Reuters Page LIBOR01 (or any successor or replacement page) at 11:00 a.m. (London time) on such LIBOR Determination Date. Notwithstanding the foregoing, if (a) the Board of Directors determines in good faith that Three-Month LIBOR has been discontinued, and such discontinuance is unlikely to be temporary, or that Three-Month LIBOR is no longer being published, or (b) the supervisor for the administrator of the London Interbank Offered Rate has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be used for determining interest rates for loans, then the holders of a majority of the shares of Series A Preferred Stock and the Board of Directors will negotiate in good faith to (i) designate a substitute or successor reference rate, including any spread with respect thereto, taking into account general comparability to Three-Month LIBOR, acceptance as a market-based benchmark interest rate and any other commercially reasonable adjustments or factors as such holders and the Board of Directors deem appropriate (the “Alternative Rate”), and (ii) determine any necessary changes to the LIBOR Determination Date to be used and any other relevant methodology for calculating the substitute or successor interest rate, including any adjustment factor needed to make such substitute or successor reference rate comparable to Three-Month LIBOR (“Adjustments”), in a manner that is consistent with industry accepted practices for such substitute or successor reference rate. Any such designation and determination agreed to by the holders of a majority of the shares of Series A Preferred Stock and the Board of Directors shall be final and conclusive absent manifest error, and the Board of Directors shall cause this Certificate of Designations to be amended as necessary to effectuate the substitute or successor reference rate. Notwithstanding the foregoing, if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock fail to determine in good faith an Alternative Rate and any Adjustments, the holders of a majority of the shares of Series A Preferred Stock and the Board of Directors shall select and mutually engage in good faith an independent financial advisor (“IFA”) to determine the Alternative Rate and any Adjustments, and the decision of the IFA will be binding on the Board of Directors, the Company and the Holders. For any such designation and determination by the IFA of an Alternative Rate and any Adjustments, the Board of Directors shall cause this Certificate of Designations to be amended as necessary to effectuate the substitute or successor reference rate. If the holders of a majority of the shares of Series A Preferred Stock and the Board of Directors are unable to agree upon an independent financial advisor to serve as the IFA within ten (10) Business Days after either sends written notice to the other requesting that the IFA be engaged pursuant to the preceding sentence, then each will select one independent financial advisor of established national reputation and such two independent financial advisors shall select a third independent financial advisor of established national reputation to serve as the IFA. From the earlier of (A) the date that Three-Month LIBOR has been discontinued or is no longer being published as described in clause (a) above and (B) the specific date referred to in clause (b) above (such earlier date, the “LIBOR Discontinuance Date”) until the holders of the Series A Preferred Stock and the Board of Directors make such designation and determination (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments or an IFA has not been appointed), “Three-Month LIBOR” shall be deemed to mean the rate that was the Three Month LIBOR in effect during the fiscal quarter immediately preceding the LIBOR Discontinuance Date.

“Trading Day” shall mean a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” shall mean American Stock Transfer & Trust Company, LLC, acting as the Company’s duly appointed transfer agent, registrar, conversion agent and dividend disbursing agent for the Series A Preferred Stock, and its successors and assigns, or any other person appointed to serve as transfer agent, registrar, conversion agent and dividend disbursing agent by the Company; provided that, if at any time no such Person is appointed as transfer agent, registrar, conversion agent and dividend disbursing agent for the Series A Preferred Stock, the Company shall act as the Transfer Agent.

“Transfer Restricted Securities” shall mean each share of Common Stock received upon conversion of a share of Series A Preferred Stock until (a) such shares of Common Stock shall be freely tradable pursuant to an exemption from registration under the Securities Act under Rule 144 thereunder, or (b) the resale of such shares of Common Stock has been registered under the Securities Act under an effective Shelf Registration Statement, in each case unless otherwise agreed to by the Company and the Holder thereof.

“Trigger Event” shall have the meaning set forth in Section 6(e)(ix).

“Voting Securities” means, with respect to a specified Person as of any date of determination, the capital stock and preferred stock of such Person that is at such date entitled to vote in the election of the managers, directors, trustees or other Persons serving in a similar capacity with respect to such Person.

“VWAP” per share of Common Stock on any Trading Day shall mean the per share volume-weighted average price as displayed on Bloomberg page “ETRN: US” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” shall mean the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

SECTION 3 Dividends.

(a) Holders shall be entitled to receive, with respect to each share of Series A Preferred Stock, prior to any distributions made in respect of any Junior Stock in respect of the same fiscal quarter, out of funds legally available for the payment of dividends under Pennsylvania law, cash dividends (“Cash Dividends”) on the Issue Price, computed on the basis of a 365-day year, at the Dividend Rate, compounded quarterly and payable on each Dividend Payment Date. To the extent the Board of Directors so declares, Cash Dividends shall be payable in arrears on each Dividend Payment Date for the immediately preceding fisc al quarter ending prior to such Dividend Payment Date (or with respect to the first Dividend Payment Date, for the period commencing on the Issue Date and ending on the last day of the fiscal quarter following the Issue Date), to the Holders as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. Subject to Section 3(c), dividends on the Series A Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Company to fail to comply with the laws and regulations applicable to the Company. Dividends on the Series A Preferred Stock shall accumulate and become Accrued Dividends on a day-to-day basis, whether or not declared, from the last day of the most recent fiscal quarter (or with respect to the fiscal quarter in which the Issue Date occurs, from the Issue Date) until Cash Dividends are paid pursuant to this Section 3(a) or Section 3(c) in respect of such accumulated amounts. Notwithstanding anything to the contrary herein, with respect to the first Dividend Payment Date following the Issue Date, in addition to the Cash Dividend which has accrued for the period commencing on the Issue Date and ending on the last day of the fiscal quarter following the Issue Date in accordance with this Section 3(a), each Holder shall be entitled to receive as part of the Cash Dividend payable to such Holder on such Dividend Payment Date an amount in cash equal to $[●]1 with respect to each share of Series A Preferred Stock held by such Holder.

(b) Notwithstanding anything to the contrary herein, upon any conversion of any shares of Series A Preferred Stock in accordance with this Certificate of Designations, the Accrued Dividends with respect to such shares of Series A Preferred Stock, at the Company’s option, shall either (i) be paid in cash on or prior to the date of such conversion or (ii) not be paid in cash and instead be treated in accordance with the provisions of this Certificate of Designations pursuant to which such shares of Series A Preferred Stock were converted. The Holders at the close of business on a Dividend Record Date shall be entitled to receive any dividend paid as a Cash Dividend on those shares on the corresponding Dividend Payment Date.

(c) Notwithstanding anything to the contrary herein, if the Company fails to pay in full in cash to the Holders a Cash Dividend on the Dividend Payment Date for a fiscal quarter for any reason (whether or not declared and whether or not there were sufficient funds legally available for payment under Pennsylvania law or otherwise), then (i) the amount of such shortfall will continue to be owed by the Company to the Holders and will accumulate and accrue (and shall remain Accrued Dividends) until paid in full in cash and (ii) to the extent provided for in this Certificate of Designations, each Holder shall have all rights under this Certificate of Designations as a result of such nonpayment, including in accordance with Section 3 and Section 4, together with any other rights which such Holder is entitled to under any contract or agreement at any time and any other rights that such Holder may have pursuant to applicable law. Any such accumulated and unpaid dividends on shares of Series A Preferred Stock for any past dividend periods may be declared and paid at any time to Holders.

(d) So long as any share of the Series A Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on, and no redemption or repurchase shall be agreed to or consummated of, Parity Stock, Common Stock or any other shares of Junior Stock, unless all accumulated and unpaid dividends on the shares of Series A Preferred Stock for all preceding full fiscal quarters (including the fiscal quarter in which such accumulated and unpaid dividends first arose) of the Company have been declared and paid in cash in full (including any Accrued Dividends); provided, however, that the foregoing limitation shall not apply to (i) a dividend payable on Common Stock or other Junior Stock in shares of Common Stock or other Junior Stock, (ii) the acquisition of shares of Common Stock or other Junior Stock in exchange for shares of Common Stock or other Junior Stock and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (iii) purchases of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of shares of other Junior Stock or any securities exchangeable for or convertible into such shares of Common Stock or other Junior Stock; (iv) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or

[1]	Note to Draft: To represent amount of accrued and unpaid Series A Preferred Distributions (including Series A Partial Period Distributions) as of the Issue Date on each Series A Preferred Unit.

share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees and the payment of cash in lieu of fractional shares of Common Stock or other Junior Stock; (v) any dividends or distributions of rights in connection with a shareholders’ rights plan or any redemption or repurchase of rights pursuant to any shareholders’ rights plan; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock and the payment of cash in lieu of fractional shares of other Junior Stock. Notwithstanding the preceding, if full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid Pro Rata so that amounts of dividends declared per share on the Series A Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Stock bear to each other.

(e) Subject to Section 4(d), each share of Series A Preferred Stock will have the right to share in any special or non-recurring dividends by the Company of cash, securities or other property Pro Rata with the Common Stock or any other Junior Stock, on an as-converted basis, provided that special dividends shall not include regular quarterly dividends paid in the normal course of business on the Common Stock. No adjustments pursuant to Section 6(e) shall be made with respect to a special dividend in which the shares Series A Preferred Stock participate Pro Rata with the shares of Common Stock, on an as-converted basis, pursuant to this Section 3(e) and subject to Section 4(d).

SECTION 4 Special Rights.

(a) Holders shall be entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote and, except as otherwise provided herein, in the Articles of Incorporation (including, in any other certificate of designations), or by law, the Holders shall vote together with the holders of shares of Common Stock as a single class. As of any record date or other determination date, each Holder shall be entitled to a number of votes equal to the number of votes such Holder would have had if all shares of Series A Preferred Stock held by such Holder on such date had been converted into shares of Common Stock immediately prior thereto; provided, however, that shares of Series A Preferred Stock that are held by any Affiliates of the Company shall not be considered outstanding or be entitled to vote on any matter on which the shares of Series A Preferred Stock are entitled to vote (whether voting as a separate class or on an as converted basis with the shares of Common Stock).

(b) Except as provided in Section 4(c) and Section 4(d), so long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the Pennsylvania BCL or the Articles of Incorporation, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating an amendment to this Certificate of Designations or to the Articles of Incorporation (including by merger or otherwise), that is adverse (other than in a de minimis manner) to any of the rights, preferences and privileges of the shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, any amendment shall be deemed to have such an adverse impact that is not de minimis if such amendment would:

(i) reduce the Dividend Rate, change the form of payment of dividends on the shares of Series A Preferred Stock, defer the date from which distributions on the shares of Series A Preferred Stock will accrue, cancel any accrued and unpaid distributions on the shares of Series A Preferred Stock or any interest accrued thereon (including any Accrued Dividends), or change the seniority rights of the Holders as to the payment of distributions in relation to the holders of any other class or series of capital stock;

(ii) reduce the amount payable or change the form of payment to the Holders upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Company, or change the seniority of the liquidation preferences of the Holders in relation to the rights of the holders of any other class or series of capital stock of the Company upon the liquidation, dissolution and winding up of the Company; or

(iii) make the shares of Series A Preferred Stock redeemable or convertible at the option of the Company other than as set forth herein.

Notwithstanding the foregoing, neither a Change of Control of the Company undertaken in compliance with Section 8 nor a Company Restructuring Event shall be restricted or limited by or require any approval of the Holders pursuant to Section 4(b) solely by reason of such transaction (provided that, for the avoidance of doubt, the foregoing shall not entitle the Company to take any action described in clauses (i)-(iii) above in connection with such transaction). Notwithstanding anything to the contrary herein, with respect to effecting or validating an amendment to this Certificate of Designations or the Articles of Incorporation (including by merger or otherwise) that adversely affects (other than in a de minimis manner) any of the rights, preferences, and privileges of a holder of Series A Preferred Stock in a disproportionate manner relative to any other holder of Series A Preferred Stock, the affirmative vote or consent of such affected holder, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary therefor.

Notwithstanding the foregoing, any determination of an Alternative Rate and any Adjustments related to Three-Month LIBOR that are (i) agreed to by the holders of a majority of the shares of Series A Preferred Stock and the Board of Directors, or (ii) made by the IFA, each pursuant to the terms of this Certificate of Designations, shall not require any approval of Holders pursuant to Section 4(b). Additionally, the Holders agree that any such determinations of an Alternative Rate and any Adjustments do not represent an adverse change under Section 1914(b) of the Pennsylvania BCL.

(c) Notwithstanding anything to the contrary herein, without the consent of the Holders, the Company, acting in good faith, may amend, alter, supplement or repeal any terms of the Series A Preferred Stock by amending or supplementing the Articles of Incorporation, this Certificate of Designations or any stock certificate representing shares of the Series A Preferred Stock:

(i) to cure any ambiguity, omission, inconsistency or mistake in any such instrument in a manner that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder;

(ii) to make any provision with respect to matters or questions relating to the Series A Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder; or

(iii) to make any other change that does not adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder (other than any Holder that consents to such change).

(d) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by the Pennsylvania BCL or the Articles of Incorporation, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for the Company to issue any (A) Senior Stock (or amend the provisions of any class of Equity Interests to make such class of Equity Interests a class of Senior Stock), (B) Parity Stock (or amend the provisions of any class of Equity Interests to make such class of Equity Interests a class of Parity Stock) or (C) Series A Preferred Stock; provided, however, that, without the consent of any holder of outstanding shares of Series A Preferred Stock (but without prejudice to their rights to vote on an as-converted basis to the extent that the shares of Common Stock are entitled to vote on any such matter), at any time on or following the Issue Date, the Company may issue a number of additional shares of Parity Stock (which may be in the form of additional shares of Series A Preferred Stock) with an aggregate purchase price of up to $100,000,000 across all such issuances; provided, further, that the Company may, without any vote of the Holders (but without prejudice to such Holders’ rights to vote on an as-converted basis to the extent the shares of Common Stock are entitled to vote on any such matter), create (by classification or otherwise) and issue shares of Junior Stock in an unlimited amount.

(e) Notwithstanding anything to the contrary herein, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to approve any special or non-recurring dividend.

(f) So long as a Holder or its Affiliates collectively own at least 50% or more of the shares of Series A Preferred Stock issued to such Holder or its Affiliates on the Issue Date (excluding shares of Common Stock into which such shares of Series A Preferred Stock have been converted) pursuant to the Restructuring Agreement (the “Preemptive Rights Holder”), prior to the issuance of Parity Stock, the Company shall, by written notice to the Preemptive Rights Holders (the “Notice of Issuance”), if any, offer to sell such Parity Stock to the Preemptive Rights Holders on terms and subject to conditions determined by the Board of Directors to be reasonable, which offer shall be made on a Pro Rata basis such that each Preemptive Rights Holder shall be entitled to purchase a portion of such Parity Stock equal to the quotient of (i) the number of shares of Series A Preferred Stock held by such Preemptive Rights Holder on the date of the Notice of Issuance divided by (ii) the aggregate number of shares of Series A Preferred Stock held by all Preemptive Rights Holders on the date of the Notice of Issuance; provided, that the offer of such Parity Stock shall not be on a basis less favorable to the Preemptive Rights Holders than is offered to any purchaser thereof who is not a Preemptive Rights Holder; provided, further that if any Preemptive Rights Holder fails to provide written notice of its intent to exercise its right to purchase Parity Stock within ten (10) Business Days of the Notice of Issuance, such Preemptive Rights Holder shall be deemed to have waived any and all rights to purchase such Parity Stock in such transaction. Notwithstanding the foregoing, in no event shall the Company be obligated to offer to sell Parity Stock to the Preemptive Rights Holders pursuant to this Section 4(f) in connection with any securities issued to the owners of another entity in connection with the acquisition of such entity by the Company or any Subsidiary of the Company by merger, consolidation, sale or exchange of securities, purchase of substantially all of the assets, or other reorganization whereby the Company directly or indirectly acquires more than 50% of the voting power or assets of such entity.

(g) Prior to the close of business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall not be deemed to be outstanding and Holders shall have no voting rights with respect to such shares of Common Stock solely by virtue of holding the Series A Preferred Stock.

(h) In exercising the voting rights set forth in Sections 4(a), 4(b), 4(d) and 4(e), each share of Series A Preferred Stock shall be entitled to one vote.

(i) The rules and procedures for calling and conducting any meeting of the Holders (including the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by the Articles of Incorporation, the Amended and Restated Bylaws and the Pennsylvania BCL.

(j) If a Dividend Trigger Event occurs, then for so long as any Dividend Trigger Event remains outstanding, the then-applicable Dividend Rate will increase by 2.00% per annum until such time as all the accrued but unpaid Cash Dividends on the Series A Preferred Stock for the most recently completed fiscal quarter and all previously completed fiscal quarters are paid in full in cash. Upon the date that all unpaid Cash Dividends giving rise to all outstanding Dividend Trigger Events have been fully paid and are current (the “Cash Dividend Catch-Up”), the applicable Dividend Rate as set forth herein in the definition of “Dividend Rate” will once again apply from and after such date, unless and until a Dividend Trigger Event thereafter occurs and the Dividend Rate is once again increased in accordance with the terms of this Section 4(j).

(k) Upon the occurrence of a Dividend Trigger Event that represents the fourth (4th) Dividend Trigger Event to occur while any Series A Preferred Stock remains outstanding (whether or not consecutive) and upon the occurrence of each Dividend Trigger Event thereafter, and lasting until such time as the Cash Dividend Catch-Up occurs with respect to all accrued and unpaid Cash Dividends or until the time there are no shares of Series A Preferred Stock outstanding, the Holders of a majority of the shares of outstanding Series A Preferred Stock (which shall include (i) Holders that are Affiliates of at least two of the Lead Investors if Affiliates of at least two of the Lead Investors are Holders as of such time and (ii) Holders that are Affiliates of the remaining Lead Investor if Affiliates of only one of the Lead Investors are Holders as of such time) shall be entitled to designate one natural person to attend all meetings of the Board of Directors or committees thereof (the “Board Observer”), in addition to the remedies set forth in Section 4(j). For as long as the Holders are entitled to designate a Board Observer, the Board Observer shall be entitled to attend all meetings (including telephonic meetings) of the Board of Directors and any committees thereof. The Company shall provide to the Board Observer any notices delivered to the members of the Board of Directors and a copy of all meeting materials concurrently with providing such notices and materials to the Board of Directors. The Board Observer shall not be a member of the Board of Directors and shall not have any voting rights with respect to any action brought before the Board of Directors or any committee thereof or count towards any quorum with respect to such actions. Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Board of Directors may exclude any Board Observer from access to any materials or meeting or portion thereof if the Board of Directors determines, in good faith, that (A) access would reasonably be expected to prevent the members of the Board of Directors or committee thereof from engaging in attorney-client privileged communication or result in a bona fide conflict of interest with the Company involving any arrangement or transaction (or potential arrangement or transaction) between the Company or its Subsidiaries, on the one hand, and Holders or any of their Affiliates, on the other hand (other than any redemption of or other transaction pertaining to the Series A Preferred Stock); provided that no such conflict shall be deemed to exist merely by virtue of the Holders or their Affiliates holding Series A Preferred Stock (provided, however, that such exclusion shall be limited to the portion of the material and/or meeting that is the basis for such exclusion and shall not extend to any portion of the material and/or meeting that does not involve or pertain to such exclusion) or (B) such portion of a meeting is an executive session limited solely to independent director members of the Board of Directors, independent auditors and/or legal counsel, as the Board of Directors may designate, and the Board Observer (assuming such Board Observer were a member of the Board of Directors) would not meet the then-applicable standards for independence adopted by New York Stock Exchange, or such other exchange on which the Company’s securities are then traded.

SECTION 5 Liquidation Rights.

(a) In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder shall be entitled to receive, in respect of such shares of Series A Preferred Stock, and to be paid out of the assets of the Company available for distribution to its shareholders, an amount equal to the greater of (i) the sum of (x) the Liquidation Preference plus (y) Accrued Dividends thereon and (ii) the amount such Holder would have received had such Holder, immediately prior to the commencement of such liquidation, winding-up or dissolution of the Company, converted each share of Series A Preferred Stock then held by such Holder into shares of Common Stock pursuant to Section 6(a) using the then-applicable Conversion Rate, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock.

(b) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding up or dissolution of its business), nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 5.

(c) After the payment in full to the Holders of the amounts provided for in this Section 5, the Holders as such shall have no right or claim to any of the remaining assets of the Company in respect of their ownership of such Series A Preferred Stock.

(d) In the event the assets of the Company available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 5(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Series A Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which Holders of all Series A Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

SECTION 6 Conversion.

(a) Beginning with the earlier of (i) April 10, 2021 and (ii) immediately prior to a liquidation of the Company, each Holder shall have the right to convert its shares of Series A Preferred Stock, in whole or in part, at any time and from time to time upon the request of such Holder, into that number of whole shares of Common Stock equal to the number of shares of Series A Preferred Stock to be converted multiplied by the Conversion Rate at such time; provided, however, that in no event shall the Company be obligated to honor such conversion request unless such conversion will involve an aggregate number of shares of Series A Preferred Stock with an underlying value of Common Stock equal to or greater than $20 million, taking into account and including any concurrent conversion requests by any Affiliates of such Holder, based on the Closing Sale Price on the Trading Day immediately preceding the Optional Conversion Notice Date (or a lesser underlying value if such conversion (i) will result in the conversion of all of the shares of Series A Preferred Stock held by such Holder or (ii) has been approved by the Board of Directors); provided, further, that each Holder and such Holder’s Affiliates shall together be entitled to a single conversion right per fiscal quarter. Notwithstanding anything to the contrary in this Section 6(a), if any lender, other creditor or counterparty under any Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies under such Permitted Loan on foreclosure or other exercise of remedies or rights in respect of any pledged shares of Series A Preferred Stock, then such pledged shares of Series A Preferred Stock may be immediately converted by such lender, creditor or counterparty into shares of Common Stock. To convert shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 6(a), such Holder shall give written notice (the “Optional Conversion Notice” and the date of such notice, the “Optional Conversion Notice Date”) to the Secretary of the Company stating that such Holder elects to so convert shares of Series A Preferred Stock and shall state therein: (A) the number of shares of Series A Preferred Stock to be converted and (B) the name or names in which such Holder wishes the shares of Common Stock to be issued. If a Holder validly delivers an Optional Conversion Notice in accordance with this Section 6(a), the Company shall direct the Transfer Agent to issue the shares of Common Stock no later than two (2) Business Days thereafter (the date of issuance of such shares, the “Optional Conversion Date”).

(b) At any time after April 10, 2021, if the Holders have not elected to convert all of their shares of Series A Preferred Stock pursuant to Section 6(a), the Company shall have the right to cause the outstanding shares of Series A Preferred Stock to be converted, in whole and not in part into that number of whole shares of Common Stock equal to the number of shares of Series A Preferred Stock to be converted multiplied by the Conversion Rate at such time; provided, however, that in order for the Company to exercise such right, (i) the shares of Common Stock must be listed or admitted for trading on a National Securities Exchange, (ii) the Closing Sale Price of the Common Stock must exceed $27.99 for the twenty (20) consecutive Trading Days immediately preceding the Forced Conversion Notice Date, (iii) the average daily trading volume of the shares of Common Stock on the principal National Securities Exchange on which the shares of Common Stock are then listed or admitted to trading must exceed 1,000,000 shares of Common Stock (as such amount may be adjusted to reflect any Common Stock split, combination or similar event) for the twenty (20) consecutive Trading Days immediately preceding the Forced Conversion Notice Date, (iv) the Company must have an effective registration statement on file with the SEC covering resales of the underlying shares of Common Stock to be received by the applicable Holder upon any such conversion and (v) all prior accumulated and unpaid dividends (including, for the avoidance of doubt, Accrued Dividends) have been paid in cash in full. To convert shares of Series A Preferred Stock into shares of Common Stock pursuant to this Section 6(b), the Company shall give written notice (the “Forced Conversion Notice” and the date of such notice, the “Forced Conversion Notice Date”) to each Holder stating that the Company elects to force conversion of such shares of Series A Preferred Stock pursuant to this Section 6(b) and shall state therein (A) the Company elects to so convert shares of Series A Preferred Stock pursuant to this Section 6(b) and (B) the number of shares of Series A Preferred Stock to be converted. If the Company validly delivers a Forced Conversion Notice in accordance with this Section 6(b), the Company shall issue the shares of Common Stock no later than five (5) Business Days thereafter (the date of issuance of such shares, the “Forced Conversion Date”).

(c) Upon conversion, each Holder shall provide the Transfer Agent a written instrument or instruments of transfer in form reasonably satisfactory to the Transfer Agent duly executed by the Holder or its duly authorized legal representative and (ii) transfer tax stamps or funds therefor, if required pursuant to Section 6(i).

(d) Immediately prior to the close of business on the Optional Conversion Date or the Forced Conversion Date, as applicable, with respect to a conversion, a Holder shall be deemed to be the holder of record of Common Stock issuable upon conversion of such Holder’s shares of Series A Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Holder. Except to the extent that a Holder is not able to convert its shares of Series A Preferred Stock into Common Stock as a result of the Company not having sufficient authorized capital under its Articles of Incorporation, on the Optional Conversion Date or the Forced Conversion Date, as applicable, dividends shall cease to accrue on the shares of Series A Preferred Stock so converted and all other rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the number of whole shares of Common Stock into which such shares of Series A Preferred Stock have been converted. As promptly as practical after the conversion of any shares of Series A Preferred Stock into shares of Common Stock, the Transfer Agent shall deliver to the applicable Holder an Ownership Notice identifying the number of full shares of Common Stock to which such Holder is entitled.

(e) The Conversion Rate shall be subject to the following adjustments (except as provided in Section 6(f)):

(i) If the Company pays a dividend (or other distribution) in shares of Common Stock to holders of the Common Stock, in their capacity as holders of Common Stock, then the Conversion Rate in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1
OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and

OS1 =

the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

(ii) If the Company subdivides or splits the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Conversion Rate in effect immediately following the effective date of such share subdivision or split shall be divided by the following fraction:

OS1
OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision or split; and

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision or split.

(iii) If the Company combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Conversion Rate in effect immediately following the effective date of such share combination or reclassification shall be divided by the following fraction:

OS1
OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share combination or reclassification; and

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share combination or reclassification.

(iv) If the Company issues by reclassification of its shares of Common Stock any Equity Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Company is the surviving Person), then the Conversion Rate in effect immediately following the effective date of such reclassification shall be divided by the following fraction:

OS1
OS0

where

OS0 =	the number of shares of Common Stock outstanding immediately prior to the effective date of such share issuance by reclassification; and

OS1 =	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share issuance by reclassification.

(v) In the case the Company effects a Pro Rata Repurchase of Common Stock (in each case other than in connection with a Change of Control) then the Conversion Rate shall be adjusted to the rate determined by multiplying the Conversion Rate in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (A) the product of (1) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (2) the Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (B) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Value per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.

(vi) Subject to clause (vii) below, if the Company issues to holders of shares of the Common Stock, in their capacity as holders of Common Stock, rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Conversion Rate in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X
OS0 + Y

where

OS0 =	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the Ex-Date for such issuance.

(vii) If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock (other than Common Stock) or other assets (including securities, but excluding any dividend or distribution referred to in clauses (i) above; any rights or warrants referred to in clause (vi) above; any consideration payable in connection with a tender or exchange offer made by the Company or any of its Subsidiaries referred to in clause (v) above and any dividend of shares of capital stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit in the case of certain spin-off transactions as described in (viii) below), then the Conversion Rate in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0
SP0 – FMV

where

SP0 =	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment to the Conversion Rate, each holder of Series A Preferred Stock shall receive, for each share of Series A Preferred Stock, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of such distributed assets that such holder would have received as if such holder owned a number of shares of Common Stock equal to the quotient of (x) the Liquidation Preference plus Accrued Dividends at such time and (y) the Conversion Rate at such time on the Record Date for the distribution.

(viii) In a spin-off, where the Company makes a dividend or distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar Equity Interests of, or relating to, a Subsidiary or other business unit where such capital stock or similar Equity Interests are, or will be when issued, listed or admitted for trading on a National Securities Exchange, the Conversion Rate shall be adjusted on the tenth Trading Day after the effective date of the distribution by dividing the Conversion Rate in effect immediately prior to such tenth Trading Day by the following fraction:

MP0 + MPS
MP0

where

MP0 =	the average of the Closing Sale Price of the Common Stock over each of the first 10 Trading Days commencing on and including the Ex-Date of such distribution; and

MPS =

the average of the Closing Sale Price of the capital stock or Equity Interests representing the portion of the distribution applicable to one share of Common Stock over each of the first 10 Trading Days commencing on and including the Ex-Date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or Equity Interests representing the portion of the distribution applicable to one share of Common Stock on such Ex-Date as determined by the Board of Directors. Such Closing Sale Prices for the Trading Days in such 10 Trading Day period shall be adjusted in respect of transactions in respect of such capital stock or Equity Interests in like manner to the adjustment to “Closing Sale Price” specified in the second sentence of the definition of such term.

For purposes of determining the Conversion Rate in respect of any Conversion Date that occurs during the 10 Trading Days following, and including, the Ex-Date of any such spin-off, references within the previous sentence to 10 Trading Days or the 10th Trading Day shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Date of such distribution and such Conversion Date. In the event that such dividend or distribution described in clause (vii) or clause (viii) of this Section 6(e) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ix) Notwithstanding any other provisions of this Section 6(e), rights or warrants distributed by the Company to holders of Common Stock, in their capacity as holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6(e) (and no adjustment to the Conversion Rate under this Section 6(e) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 6(e)(iii). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6(e) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Company has a rights plan or agreement in effect upon conversion of the Series A Preferred Stock, which rights plan provides for rights or warrants of the type described in this clause, then upon conversion of Series A Preferred Stock the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Conversion Rate with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Company may amend such applicable shareholder rights plan or agreement to provide that upon conversion of the Series A Preferred Stock the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable shareholder rights plan or agreement.

(f) Notwithstanding anything to the contrary in Section 6(e), no adjustment to the Conversion Rate shall be made with respect to: (i) any distribution or other transaction if the Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such event, without having to convert their shares of Series A Preferred Stock, (ii) any cash dividends made to holders of shares of Common Stock (unless made in breach of Section 3(e)), (iii) any issuance of Equity Interests or securities convertible into Equity Interests in exchange for cash, (iv) any grant of shares of Common Stock or options, warrants or rights to purchase or receive shares of Common Stock or the issuance of shares of Common Stock upon the exercise or vesting of any such options, warrants or rights in respect of services provided to or for the benefit of the Company or its Affiliates, under compensation plans and agreements approved by the Board of Directors (including any long-term incentive plan), (v) any issuance of shares of Common Stock as all or part of the consideration to effect (A) the closing of any acquisition by the Company of assets or Equity Interests of a third party in an arm’s-length transaction, (B) the closing of any acquisition by the Company of assets or Equity Interests of any of its Affiliates or (C) the consummation of a merger, consolidation or other business combination of the Company with another entity in which the Company survives and the shares of Common Stock remain outstanding to the extent any such transaction set forth in clause (A), (B) or (C) above is approved by the Board of Directors or (vi) the issuance of shares of Common Stock upon conversion of the shares of Series A Preferred Stock or shares of Parity Stock.

(g) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to shareholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Rate then in effect shall be required by reason of the taking of such record.

(h) Upon any increase or decrease in the Conversion Rate, then, and in each such case, the Company promptly shall deliver to each Holder a certificate signed by an Officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Rate then in effect following such adjustment.

(i) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock and the issuance or delivery of any Ownership Notice, whether at the request of a Holder or upon the conversion of shares of Series A Preferred Stock, shall each be made without charge to the Holder or recipient of shares of Series A Preferred Stock for such certificates or Ownership Notice or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby or such Ownership Notice or the securities identified therein, and such certificates or Ownership Notice shall be issued or delivered in the respective names of, or in such names as may be directed by, the applicable Holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of the relevant Series A Preferred Stock and the Company shall not be required to issue or deliver any such certificate or Ownership Notice unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(j) Any shares of Common Stock delivered pursuant to this Section 6 shall be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters of any state or federal law), free and clear or any liens, claims, rights or encumbrances other than those arising under the laws of the Commonwealth of Pennsylvania or this Certificate of Designations or created by the holders thereof.

(k) The Company shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required (including promptly calling and holding one or more special meetings of the Board of Directors and the shareholders of the Company until such increase is approved in accordance with applicable law and amending the Articles of Incorporation) to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock or the payment or partial payment of dividends (if any) declared on Series A Preferred Stock that are payable in Common Stock. If the Company does not at any time have reserved and available the number of shares of Common Stock described in the preceding sentence, the Company shall pay to the Holders (on a Pro Rata basis across all Holders based on their respective ownership of Series A Preferred Stock) an amount equal to $50,000 per month (pro-rated for partial months), payable in cash no later than 5 Business Days after the end of each month until the Company again has reserved and available such number of shares of Common Stock. For the avoidance of doubt and notwithstanding anything here to the contrary, if the Company does not have a sufficient number of authorized but unissued shares of Common Stock to cause the conversion of any shares of Series A Preferred Stock when required, such shares of Series A Preferred Stock which would otherwise have been converted into shares of Common Stock shall remain outstanding and shall continue to accumulate and compound dividends pursuant to Section 3 until such time as such shares of Series A Preferred Stock are actually converted.

SECTION 7 Optional Redemption.

(a) Subject to Section 7(d), at any time, and from time to time, on or after January 1, 2024, the Company shall have the right, subject to applicable law, to redeem the Holders’ shares of Series A Preferred Stock, in whole or in part, from any source of funds legally available for such purpose in accordance with this Section 7 and as permitted under Sections 1551 and 1552 of the Pennsylvania BCL. Any redemption by the Company pursuant to this Section 7 shall be subject to compliance with the provisions of any agreements governing the Company’s future or existing outstanding indebtedness. Any such redemption shall occur on a date set by the Company in its sole discretion (the “Optional Redemption Date”).

(b) Subject to applicable law, the Company shall effect any such redemption pursuant to this Section 7 by paying cash for each share of Series A Preferred Stock to be redeemed in an amount equal to the greater of (i) the sum of (1)(A) the Issue Price multiplied by (B) 110%, plus (2) the Accrued Dividends as of such date and (ii) the amount the Holder of such share of Series A Preferred Stock would receive if such Holder had converted such share of Series A Preferred Stock into shares of Common Stock pursuant to Section 6(a) using the then-applicable Conversion Rate and the Company liquidated immediately thereafter (the “Optional Redemption Price”).

(c) The Company shall give notice of its election to redeem the Series A Preferred Stock pursuant to this Section 7 not less than 15 days and not more than 90 days before the scheduled Optional Redemption Date, to the Holders of Series A Preferred Stock as such Holders’ names appear (as of the close of business on the Business Day next preceding the day on which notice is given) on the books of the Transfer Agent at the address of such Holders shown therein. Such notice (the “Optional Redemption Notice”) shall state: (i) the Optional Redemption Date, (ii) the number of shares of Series A Preferred Stock to be redeemed from such Holder, (iii) the Optional Redemption Price and (iv) the place where any shares of Series A Preferred Stock in certificated form are to be redeemed and shall be presented and surrendered for payment of the Optional Redemption Price therefor.

(d) If the Company elects to effect a partial redemption of the Series A Preferred Stock pursuant to this Section 7, the number of shares of Series A Preferred Stock to be redeemed shall be determined by the Company, but shall be no less than 100,000 shares of Series A Preferred Stock (it being understood that if the aggregate amount of shares of Series A Preferred Stock outstanding is less than 100,000 shares, then all of such shares shall be redeemed). In the event of a partial redemption of shares of Series A Preferred Stock, such redemption shall occur on a Pro Rata basis across all Holders based on their respective ownership of Series A Preferred Stock and the remaining shares of Series A Preferred Stock that are not redeemed shall remain outstanding. Notwithstanding anything to the contrary herein, the Company shall be entitled to redeem Series A Preferred Stock pursuant to this Section 7 no more than once per fiscal quarter.

(e) If the Company gives an Optional Redemption Notice, the Company shall deposit with the Paying Agent funds sufficient to redeem the shares of Series A Preferred Stock as to which such Optional Redemption Notice shall have been given, no later than the open of business on the Optional Redemption Date, and the Company shall give the Paying Agent irrevocable instructions and authority to pay the Optional Redemption Price to the Holders to be redeemed upon surrender or deemed surrender of the certificates therefor as set forth in the Optional Redemption Notice. If the Optional Redemption Notice shall have been given, then from and after the Optional Redemption Date, unless the Company defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Optional Redemption Notice, all dividends on such shares of Series A Preferred Stock to be redeemed shall cease to accrue and all other rights with respect to the shares of Series A Preferred Stock to be redeemed, including the rights, if any, to receive notices, will terminate, except only the rights of Holders thereof to receive the Optional Redemption Price. The Company shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Optional Redemption Price of the shares of Series A Preferred Stock to be redeemed), and the holders of any shares of Series A Preferred Stock so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Company for any reason, including redemption of shares of Series A Preferred Stock, that remain unclaimed or unpaid after two years after the Optional Redemption Date or other payment date, shall be, to the extent permitted by applicable law, repaid to the Company upon its written request, after which repayment the Holders entitled to such redemption or other payment shall have recourse only to the Company. Notwithstanding any Optional Redemption Notice, there shall be no redemption of any shares of Series A Preferred Stock called for redemption until funds sufficient to pay the full Optional Redemption Price of such shares shall have been deposited by the Company with the Paying Agent.

SECTION 8 Change of Control.

(a) Promptly upon entry into a definitive agreement that provides for a Change of Control (but in no event less than 10 Business Days prior to consummating a Change of Control), the Company shall provide written notice thereof to the Holders.

(b) In the event of a Cash Change of Control, the Series A Preferred Stock shall automatically be converted into Common Stock at the applicable Conversion Rate on the date on which the Cash Change of Control occurs, with the conversion effective immediately prior to the consummation of the Change of Control.

(c) In the event of a Change of Control that is not a Cash Change of Control, then each Holder, with respect to all but not less than all of its shares of Series A Preferred Stock, by notice given to the Company within 10 Business Days of the date the Company provides written notice of the execution of definitive agreements that provide for such Change of Control, shall be entitled to elect one of the following (with the understanding that any Holder who fails to timely provide notice of its election to the Company shall be deemed to have elected the option set forth in clause (1) below):

(i) convert all, but not less than all, of such Holder’s outstanding shares of Series A Preferred Stock into shares of Common Stock at the then-applicable Conversion Rate on the date on which such Change of

Control occurs, with the conversion effective immediately prior to the consummation of the Change of Control;

(ii) if the Company will not be the surviving Person upon the consummation of such Change of Control or the Company will be the surviving Person but its shares of Common Stock will no longer be listed or admitted to trading on a National Securities Exchange, require the Company to use its commercially reasonable efforts to deliver or to cause to be delivered to such Holder, in exchange for its shares of Series A Preferred Stock upon the consummation of such Change of Control, a security in the surviving Person or the parent of the surviving Person that has rights, preferences and privileges substantially equivalent to the shares of Series A Preferred Stock, including, for the avoidance of doubt, (A) the right to distributions equal in amount and timing to those provided in Section 4, (B) a conversion rate proportionately adjusted such that the conversion of such security in the surviving Person or parent of the surviving Person immediately following the consummation of such Change of Control would entitle the holder of record to the number of common securities of such Person (together with a number of common securities of equivalent value to any other assets received by a holder of shares of Common Stock in such Change of Control) which, if a share of Series A Preferred Stock had been converted into a share of Common Stock immediately prior to such Change of Control, such holder of record would have been entitled to receive immediately following such Change of Control and (C) structural protections (e.g., the definition of “Change of Control”) no less favorable to the Holders than the protections set forth in this Certificate of Designations (such security in the surviving Person, a “Substantially Equivalent Security”); provided, however, that, if the Company is unable to deliver or cause to be delivered a Substantially Equivalent Security to such Holder in connection with such Change of Control, each Holder (at such Holder’s election) shall be entitled to exercise the option provided in Section 8(c)(i) or Section 8(c)(iv) or require the Company to convert the shares of Series A Preferred Stock held by such Holder immediately prior to such Change of Control into a number of shares of Common Stock (the “MOIC Shares”) at a conversion ratio per share of Series A Preferred Stock owned by such Holder equal to: the quotient of (I) (a) the product of (i) 160% multiplied by (ii) the Issue Price less (b) the sum of (i) the aggregate cash distributions paid on such Series A Preferred Stock on or prior to the date of such Change of Control plus (ii) $[●]2 divided by (II) an amount equal to 95% of the VWAP of the Common Stock for the 20-day period immediately preceding the consummation of such Change of Control; provided, further, that such ratio shall in no event result in a share of Series A Preferred Stock that is being converted into MOIC Shares having a MOIC Value that (1) exceeds (x) 125% of the Issue Price, in the case of a Change of Control occurring prior to April 10, 2021; and (y) 135% of the Issue Price, in the case of a Change of Control occurring on or after April 10, 2021 but prior to April 10, 2022 or (2) irrespective of when such Change of Control occurs, is less than the sum of (A) (x) the Issue Price, multiplied by (y) 110%, plus (B) all Accrued Dividends on such share of Series A Preferred Stock on such date;

(iii) if the Company is the surviving Person upon the consummation of such Change of Control, continue to hold Holder’s respective shares of Series A Preferred Stock; or

(iv) require the Company to redeem all (but not less than all) of such Holder’s respective shares of Series A Preferred Stock at a price per share of Series A Preferred Stock equal to 101% of the sum of (x) the Issue Price, plus (y) any Accrued Dividends on such Series A Preferred Stock as of such date. Any redemption pursuant to this clause (iv) shall, as determined by the Company, be paid in cash, in shares of Common Stock or in a combination thereof. If all or any portion of such redemption is to be paid in shares of Common Stock, the shares of Common Stock to be issued shall be valued at 95% of the VWAP for the 20-day period ending on the fifth Trading Day immediately preceding the consummation of such Change of Control; provided, that any Holder that requires the Company to redeem its shares of Series A Preferred Stock pursuant to this Section 8(c)(iv) shall have the right to withdraw such election with respect to all (but not less than all) of its shares of Series A Preferred Stock at any time prior to the fifth Trading Day immediately preceding the consummation of such Change of Control and instead elect to be treated in

[2]	Note to Draft: To equal the amount of per unit distributions actually paid in cash on the Series A Preferred Units prior to the Closing.

accordance with any of clauses (i) through (iii) above. No later than three Trading Days prior to the consummation of such Change of Control, the Company shall deliver a written notice to the holders of record of the shares of Series A Preferred Stock stating the date on which the shares of Series A Preferred Stock will be redeemed and the Company’s computation of the amount of cash and/or shares of Common Stock to be received by the holder of record upon redemption of such shares of Series A Preferred Stock. If the Company shall be the surviving Person upon the consummation of such Change of Control and its shares of Common Stock will remain listed or admitted to trading on a National Securities Exchange, then no later than 5 Business Days following the consummation of such Change of Control, the Company shall remit the applicable cash and/or shares of Common Stock consideration to each holder of record of then outstanding shares of Series A Preferred Stock entitled to receive such cash or shares of Common Stock consideration pursuant to this clause (iv). If the Company will not be the surviving Person upon the consummation of such Change of Control or the Company will be the surviving Person but its shares of Common Stock will no longer be listed or admitted to trading on a National Securities Exchange, then the Company shall remit the applicable cash and/or shares of Common Stock consideration to such holders of record immediately prior to the consummation of such Change of Control. Any redemptions by the Company shall comply with Sections 1551 and 1552 of the Pennsylvania BCL. The holders of record shall deliver to the Company certificates representing the shares of Series A Preferred Stock, if any, as soon as practicable following such redemption. Holders of the shares of Series A Preferred Stock shall retain all of the rights and privileges thereof unless and until the consideration due to such Holders as a result of such redemption is paid in full in cash, shares of Common Stock or a combination of the foregoing, as applicable. After any such redemption, any such redeemed share of Series A Preferred Stock shall no longer constitute an issued and outstanding Equity Interest.

SECTION 9 No Fractional Shares.

The shares of Series A Preferred Stock shall be issuable only in whole shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion, whether voluntary or mandatory, or in respect of dividend payments made in Common Stock on the Series A Preferred Stock. Instead, the Company shall round up to the next whole share the number of shares of Common Stock to be issued to any particular Holder upon conversion (and, for the avoidance of doubt, a 0.5 share of Common Stock shall be rounded to the next higher share of Common Stock).

SECTION 10 Uncertificated Shares; Certificated Shares.

(a) Uncertificated Shares.

(i) Form. Notwithstanding anything to the contrary herein, unless requested in writing by a Holder to the Company, the shares of Series A Preferred Stock and any shares of Common Stock issued upon conversion thereof shall be in uncertificated, book entry form as permitted by the bylaws of the Company and the Pennsylvania BCL. Within a reasonable time after the issuance or transfer of uncertificated shares, the Company shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.

(ii) Transfer. Transfers of Series A Preferred Stock or Common Stock issued upon conversion thereof held in uncertificated, book-entry form shall be made only upon the transfer books of the Company kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Company may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper.

(iii) Legends. Each Ownership Notice issued with respect to a share of Series A Preferred Stock or any Common Stock issued upon the conversion of Series A Preferred Stock shall bear a legend in substantially the following form:

“THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EQUITRANS MIDSTREAM CORPORATION (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

In addition, each Ownership Notice issued with respect to a share of Series A Preferred Stock shall bear a legend in substantially the following form:

“BY ACCEPTANCE HEREOF AND ONLY UNTIL APRIL 10, 2021, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY (OR OTHER DERIVATIVE OR HEDGING TRANSACTIONS) THAT ARE DESIGNED TO, OR THAT MIGHT REASONABLY BE EXPECTED TO, RESULT IN THE TRANSFER TO ANOTHER PERSON, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THIS SECURITY.”

(b) Certificated Shares.

(i) Form and Dating. When Series A Preferred Stock is in certificated form (“Certificated Series A Preferred Stock”), the Series A Preferred Stock certificate and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series A Preferred Stock certificate may have notations, legends or endorsements required by applicable law, stock exchange rules, agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Series A Preferred Stock certificate shall be dated the date of its authentication.

(ii) Execution and Authentication. Two Officers shall sign each Series A Preferred Stock certificate for the Company by manual or facsimile signature.

If an Officer whose signature is on a Series A Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock certificate, the Series A Preferred Stock certificate shall be valid nevertheless.

A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated under this Certificate of Designations.

The Transfer Agent shall authenticate and deliver certificates for shares of Series A Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of the Series A Preferred Stock is to be authenticated.

The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(iii) Transfer and Exchange. When Certificated Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series A Preferred Stock or to exchange such Certificated Series A Preferred Stock for an equal number of shares of Certificated Series A Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Series A Preferred Stock surrendered for transfer or exchange:

(A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(B) is being transferred or exchanged pursuant to subclause (1) or (2) below, and is accompanied by the following additional information and documents, as applicable:

(1) if such Certificated Series A Preferred Stock is being delivered to the Transfer Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

(2) if such Certificated Series A Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (x) a certification to that effect (in substantially the form of Exhibit C hereto) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 10(b)(iv).

(iv) Legends.

(A) Each certificate evidencing Certificated Series A Preferred Stock or any Common Stock issued upon the conversion of Series A Preferred Stock shall bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EQUITRANS MIDSTREAM CORPORATION (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

In addition, each certificate issued with respect to a share of Series A Preferred Stock shall bear a legend in substantially the following form:

“BY ACCEPTANCE HEREOF AND ONLY UNTIL APRIL 10, 2021, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY (OR OTHER DERIVATIVE OR HEDGING TRANSACTIONS) THAT ARE DESIGNED TO, OR THAT MIGHT REASONABLY BE EXPECTED TO, RESULT IN THE TRANSFER TO ANOTHER PERSON, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THIS SECURITY.”

(B) Upon any sale or transfer of a Transfer Restricted Security held in certificated form pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Series A Preferred Stock or certificated Common Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security.

(v) Replacement Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(vi) Cancellation. In the event the Company shall purchase or otherwise acquire Certificated Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Company. The Company may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Company has purchased or otherwise acquired.

(c) Certain Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Certificated Series A Preferred Stock as required pursuant to the provisions of this Section 10.

(ii) All shares of Series A Preferred Stock, whether or not Certificated Series A Preferred Stock, issued upon any registration of transfer or exchange of such shares of Series A Preferred Stock shall be the valid obligations of the Company, entitled to the same benefits under this Certificate of Designations as the shares of Series A Preferred Stock surrendered upon such registration of transfer or exchange.

(iii) Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(iv) No service charge shall be made to a Holder for any registration of transfer or exchange of any Series A Preferred Stock or Common Stock issued upon the conversion thereof on the transfer books of the Company or the Transfer Agent or upon surrender of any Series A Preferred Stock certificate or Common Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock or Common Stock if the Person receiving shares in connection with such transfer or exchange is not the holder thereof.

(d) No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e) Removal of Legend. In connection with a sale of any Series A Preferred Stock or the shares of Common Stock issuable upon conversion of the Series A Preferred Stock in reliance on Rule 144 promulgated under the Securities Act, the applicable Holder or its broker shall deliver to the Company and its Transfer Agent a broker representation letter providing to the Company and its Transfer Agent any information the Company deems necessary to determine that such sale is made in compliance with Rule 144, including, as may be appropriate, a certification that the applicable Holder is not an Affiliate of the Company and regarding the length of time the

Series A Preferred Stock or the shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been held. Upon receipt of such representation letter, the Company shall promptly direct its Transfer Agent to remove the applicable legend referred to in this Section 10 from the appropriate book-entry accounts maintained by the Transfer Agent or certificates, as applicable, and the Company shall bear all costs associated therewith (including paying the reasonable customary cost of any legal opinion required by the Transfer Agent to be rendered in connection with the removal of such legend). After a Holder or its permitted assigns have held the Series A Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock for such time as non-Affiliates are permitted to sell without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock and without volume or manner of sale restrictions under Rule 144, if the book-entry accounts for such Series A Preferred Stock or Common Stock issuable upon conversion of the Series A Preferred Stock still bear the applicable restrictive legend referred to in this Section 10, the Company agrees, upon request of such Holder or permitted assignee, to take all steps necessary to promptly effect the removal of the applicable legend described in this Section 10 therefrom, and the Company shall bear all costs associated therewith (including paying the reasonable customary cost of any legal opinion required by the Transfer Agent to be rendered in connection with the removal of such legend), regardless of whether the request is made in connection with a sale or otherwise, so long as such Holder or its permitted assigns provide to the Company any information the Company deems necessary to determine that the legend is no longer required under the requirements of the Securities Act and the rules and regulations of the SEC thereunder or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to the placing of an appropriate restrictive legend on the applicable Series A Preferred Stock in such case) and regarding the length of time the Series A Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock have been held. The Company shall cooperate with the Holders to effect the removal of the applicable legend referred to in this Section 10 at any time such legend is no longer appropriate.

SECTION 11 Other Provisions.

(a) With respect to any notice to a Holder required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any vote upon any such action (assuming due and proper notice to such other Holders). Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b) Shares of Series A Preferred Stock that have been issued and reacquired by the Company in any manner, including shares of Series A Preferred Stock purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Pennsylvania) upon such reacquisition be automatically cancelled by the Company and shall not be reissued.

(c) The shares of Series A Preferred Stock shall be issuable only in whole shares.

(d) All notice periods referred to herein shall commence: (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being by first-class mail, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.

(e) Any payments required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day without interest or additional payment for such delay. All payments required hereunder shall be made by wire transfer of immediately available funds in United States Dollars to the Holders in accordance with the payment instructions as such Holders may deliver by written notice to the Company from time to time.

(f) Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith.

(g) Except as set forth in Section 4(b)(ii), the Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Company of any class.

(h) The Company shall distribute to the Holders copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of the Common Stock, at such times and by such method as documents are distributed to such holders of such Common Stock.

(i) All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and any share of Common Stock issued upon the conversion or redemption of any share of Series A Preferred Stock) shall be subject to withholding and backup withholding of taxes to the extent required by applicable law, subject to applicable exemptions or reductions, and amounts withheld, if any, shall be treated as received by the Holders to the extent timely paid by the Company, the Transfer Agent or any of their respective agents or Affiliates to the appropriate taxing authority in accordance with applicable law.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this [    ] day of [    ], 2020.

EQUITRANS MIDSTREAM CORPORATION
By:
Kirk R. Oliver
Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS

EXHIBIT A

FORM OF SERIES A PREFERRED STOCK

FACE OF SECURITY

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EQUITRANS MIDSTREAM CORPORATION (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.

“BY ACCEPTANCE HEREOF AND ONLY UNTIL APRIL 10, 2021, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY (OR OTHER DERIVATIVE OR HEDGING TRANSACTIONS) THAT ARE DESIGNED TO, OR THAT MIGHT REASONABLY BE EXPECTED TO, RESULT IN THE TRANSFER TO ANOTHER PERSON, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THIS SECURITY.”

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]	[ ] Shares of Series A Preferred Stock

Series A Preferred Stock

of

EQUITRANS MIDSTREAM CORPORATION

EQUITRANS MIDSTREAM CORPORATION, a Pennsylvania corporation (the “Company”), hereby certifies that [                ] (the “Holder”) is the registered owner of [                ] fully paid and non-assessable shares of Series A Preferred Stock, no par value, of the Company designated as the Series A Perpetual Convertible Preferred Shares (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [                ], 2020, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this                  day of                 , 2020.

EQUITRANS MIDSTREAM CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

These are shares of the Series A Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Transfer Agent,

By:
Authorized Signatory

REVERSE OF SECURITY

Dividends on each share of Series A Preferred Stock shall be payable, when, as and if declared by the Company’s Board of Directors out of legally available funds as provided in the Certificate of Designations.

The shares of Series A Preferred Stock shall be convertible into the Company’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The shares of Series A Preferred Stock may be redeemed by the Company upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.

The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)

Signature Guarantee: [3]

[3]

Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

OWNERSHIP NOTICE

THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF EQUITRANS MIDSTREAM CORPORATION (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.

IF THE SECURITIES IDENTIFIED HEREIN ARE SERIES A PREFERRED STOCK OF THE COMPANY, THEN BY ACCEPTANCE HEREOF AND ONLY UNTIL APRIL 10, 2021, THE HOLDER SHALL BE DEEMED TO HAVE AGREED WITH THE COMPANY THAT, FOR SO LONG AS THE HOLDER HOLDS THIS SECURITY, THE HOLDER SHALL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY SHORT SALE OF THE COMMON STOCK OF THE COMPANY (OR OTHER DERIVATIVE OR HEDGING TRANSACTIONS) THAT ARE DESIGNED TO, OR THAT MIGHT REASONABLY BE EXPECTED TO, RESULT IN THE TRANSFER TO ANOTHER PERSON, IN WHOLE OR IN PART, ANY OF THE ECONOMIC CONSEQUENCES OF OWNERSHIP OF THIS SECURITY.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Company listed on Schedule A to this letter.

In addition, please be advised that the Company will furnish without charge to each shareholder of the Company who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of the Company and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter. Any such request should be directed to the Corporate Secretary of the Company.

The shares of capital stock of the Company have been not been registered under the Securities Act and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act.

Dated:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Transfer Agent,

By:
Authorized Signatory

B-2

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF SERIES A PREFERRED STOCK

Re: Series A Perpetual Convertible Preferred Shares (the “Series A Preferred Stock”) of Equitrans Midstream Corporation (the “Company”)

This Certificate relates to shares of Series A Preferred Stock held by (the “Transferor”) in */:

☐	book entry form; or

☐	definitive form.

The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Series A Preferred Stock.

In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because */:

☐	such Series A Preferred Stock is being acquired for the Transferor’s own account without transfer;

☐	such Series A Preferred Stock is being transferred to the Company;

☐	such Series A Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A; or

☐

such Series A Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

By:

Date:

*/	Please check applicable box.

C-1